UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006

TELZUIT MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 001-15034

Florida	01-0656115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

5422 Carrier Drive, Suite 306 Orlando, Florida	32819
(Address of principal executive offices)	(Zip code)

(407) 354-1222

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Information called for by this item is contained in Item 3.02 below, which is incorporated herein by reference.

Item 3.02 Registered Sales of Equity Securities

On July 14, 2006, Telzuit Medical Technologies, Inc. (the “Company”) issued Common Stock Purchase Warrants (the “Warrants”) to purchase, in the aggregate, 6 million shares of the Company’s common stock, par value $.001 per share, at an exercise price of $.50 per share. The Warrants were issued to the Company’s directors serving on the Board of Directors at May 9, 2006, as compensation for services rendered. The Warrants are exercisable by the holder(s) at any time after July 14, 2006 (the “Date of Grant”) and from time to time thereafter through and including the close of business on the date 5 years from the Date of Grant.

The foregoing description of the Warrants is qualified in its entirety by reference to the form of Warrant, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 3.02.

The issuance of the Warrants was deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act as a transaction by the issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d)	Exhibits.

10.1	Form of Warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telzuit Medical Technologies, Inc.
(Registrant)

Date: July 20, 2006	By:	/s/ James P. Tolan
James P. Tolan Vice President and Secretary